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                                                                    EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183, 33-51639, and 333-71695) and in the Registration
Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-14742,
33-37312, 33-22378, 33-41077, 33-69174, 33-63013, 33-63015, 333-42887, and
333-70701) of Biogen, Inc. and its subsidiaries of our report dated January 14, 1999 appearing in the 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 1999